Exhibit 99.3

NEWS
RELEASE

Contact:	Scott A. McCurdy
Vice President and CFO
Geokinetics Inc.
(281) 398-9503
(281) 398-9996 FAX

FOR IMMEDIATE RELEASE

GEOKINETICS INC. ANNOUNCES ANNUAL MEETING DATE

HOUSTON, TEXAS June 4, 2007 - Geokinetics Inc. (AMEX: GOK) announced that its 2007 Annual Meeting of Stockholders will be held at 2:00 p.m. Central Daylight Time on Wednesday, July 11, 2007, at the Omni Houston Hotel Westside located at 13210 Katy Freeway, Houston, TX 77079.

About Geokinetics Inc.

Geokinetics Inc., based in Houston, Texas, is a leading global provider of seismic acquisition and high-end seismic data processing services to the oil and gas industry. Geokinetics has strong operating presence in North America and is focused on key markets internationally. Geokinetics operates in some of the most challenging locations in the world from the Arctic to mountainous jungles to the transition zone environments. More information about Geokinetics is available at www.geokinetics.com.

GEOKINETICS INC. (AMEX: GOK)

One Riverway, Suite 2100, Houston, Texas  77056  (713) 850-7600  (713) 850-7330 FAX